Exhibit 99.2

NATIONAL FINANCIAL PARTNERS ANNOUNCES EXECUTIVE PROMOTIONS

Company Names Mark C. Biderman as Vice Chairman and Douglas W. Hammond as Chief Operating Officer

Promotes Michael N. Goldman, Head of M&A, to Executive Vice President and Stan E. Barton, Chief Compliance and Ethics Officer, to Deputy General Counsel

NEW YORK, NY – April 7, 2008 – National Financial Partners Corp. (NYSE: NFP), a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, announced executive promotions designed to support the Company’s growth and strengthen its operations.

Mark C. Biderman, Executive Vice President and Chief Financial Officer, has been appointed Vice Chairman and as a result, a search for a new Chief Financial Officer has commenced. Douglas W. Hammond, Executive Vice President and General Counsel, has been promoted to Chief Operating Officer. Stan E. Barton, Chief Compliance and Ethics Officer, has been promoted to Deputy General Counsel. Michael N. Goldman, who heads the Company’s mergers and acquisitions team, has been promoted to Executive Vice President.

Jessica Bibliowicz, Chairman, President and Chief Executive Officer, commented: “These promotions reflect the growth of NFP’s business and the importance we place on continuing to develop exceptional operational capabilities. These individuals have been central to our success and development and their promotions reflect their extraordinary contributions and ongoing roles in managing the firm as we continue to grow. We do not anticipate these changes will have a negative impact on corporate expense expectations.”

Noting that revenue in 2007 was up nearly 11% to approximately $1.2 billion and that 2007 was also a record acquisition year with 26 transactions executed as part of NFP’s acquisition budget, Ms. Bibliowicz continued: “The changes provide more senior management depth and enable us to put more senior executive focus on managing growth, working to support acquired companies and delivering strong financial results.”

Mr. Biderman, 62, has served as the Company’s Chief Financial Officer since 1999 and will continue as CFO pending the search for a successor. NFP expects the search to be completed by the end of the summer. In his new position as Vice Chairman, he will focus on acquisition and operational structuring and will continue to oversee the Company’s technology function. Mr. Biderman serves on the M&A Commitments, Operating and Disclosure Committees.

“The creation of the Vice Chairman function is indicative of the growth of NFP,” Ms. Bibliowicz said. “Mark’s diverse background, strong contribution to NFP for nearly a decade and intimate knowledge of the Company makes him ideal for the position. I look forward to the important contributions he will make in his new role. Mark will continue to manage the increasingly complex CFO function as we conduct our search for the right replacement, and he will help ensure a smooth transition when a successor is found.”

Mr. Hammond, 42, has served since 2004 as Executive Vice President and General Counsel. In 2007, he was also named as Head of NFP’s Strategic Initiatives Group, responsible for various projects including the Company’s life settlements joint venture with Goldman Sachs and Genworth, platform firms and property and casualty initiatives. He joined NFP in 1999 from the law firm currently known as Dewey & LeBoeuf LLP, where he represented NFP’s capital sponsor prior to NFP’s formation. Mr. Hammond is a member of NFP’s M&A Commitments, Operating and Disclosure Committees and oversees NFP’s human resources and compliance departments. In addition, Mr. Hammond serves on the board of Institutional Life Services, LLC, an entity that is part of the life settlements joint venture. Mr. Hammond will continue as general counsel while a replacement is determined.

Mr. Barton, 45, has been promoted to Deputy General Counsel reporting to Mr. Hammond. Mr. Barton joined NFP in 2005 as Senior Vice President and Chief Compliance and Ethics Officer, a position he will continue to maintain, and chairs NFP’s Compliance and Ethics Committee. He was previously a partner with the law firm currently known as Dewey & LeBoeuf LLP and Associate General Counsel at American General.

Under the leadership of Michael N. Goldman, 35, Head of Mergers & Acquisitions, NFP’s acquisition performance has been particularly strong. In recognition of his group’s accomplishments and overall contribution to the Company, Mr. Goldman has been promoted to Executive Vice President. Mr. Goldman has served as Senior Vice President and Head of Mergers & Acquisitions since 2005. He is a member of the Company’s M&A Commitments and Operating Committees.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and entrepreneurial companies. NFP is headquartered in New York and operates a distribution network of over 180 firms. For more information, please visit www.nfp.com.

Forward-Looking Statements

This release contains certain statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly and effectively to regulatory, operational or financial situations, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates and the rates of other fees paid to NFP’s firms, including life settlement and registered investment advisory fees, (9) adverse developments or volatility in the markets in which NFP operates, resulting in fewer sales of financial services and products, (10) adverse results or other consequences from litigation, arbitration, regulatory investigations or internal compliance initiatives, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices and subpoenas received from various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlement transactions, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) the potential adoption, if required by the Financial Accounting Standards Board, of an accounting treatment for convertible debt instruments that would recognize incremental interest expense, negatively impacting operating results including earnings per share, (16) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations or those arising from compliance with state or federal laws, and (17) other factors described in NFP's filings with the Securities and Exchange Commission, including those set forth in NFP’s Annual Report on Form 10-K for the year ended December 31, 2007. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
Marc Gordon	Elliot Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4033	212-301-4060